Exhibit 99.1

TRX REPORTS NARROWER LOSS IN THIRD QUARTER;

REAFFIRMS FISCAL 2008 EBITDA GUIDANCE

ATLANTA, 14 NOVEMBER 2008 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter ended 30 September 2008.

Total revenues excluding client reimbursements for the third quarter of 2008 were $19.6 million compared with $21.2 million in the third quarter of 2007. Net loss for the third quarter was ($2.1) million compared with net loss of ($3.9) million in the third quarter of 2007. Net loss per diluted share was ($0.11) compared to net loss per diluted share of ($0.21) for the third quarter of 2007. Revenues from transaction processing services for the third quarter of 2008 decreased to $16.1 million from $17.1 million in the third quarter of 2007. Revenues from data reporting services were $3.5 million, compared with $4.1 million in the prior year.

Adjusted revenues for the third quarter of 2008 were $19.6 million compared with $24.2 million in the third quarter of 2007. Adjusted revenues from data reporting services were $3.5 million, compared with $7.1 million in the third quarter of 2007. Adjusted EBITDA was $1.0 million for the quarter, compared with $2.2 million in the third quarter of 2007. Adjusted revenues and EBITDA in the third quarter of 2007 include $3.0 million of recurring data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license. The license sale occurred in the second quarter of 2008.

For the nine months ended September 30, 2008, total revenues excluding client reimbursements were $79.0 million compared with $70.9 million in the prior year. Net income for the year was $7.7 million, or $0.42 per share, compared with a loss of ($3.9) million, or ($0.21) per share for the nine month 2007 period. Adjusted revenues for the period were $72.5 million compared with $74.0 million in 2008. Adjusted EBITDA for the 2008 nine month period was $9.9 million compared with $8.4 million in the 2007 period.

“The transformation of TRX continues to make good progress, even as we improve the cost structure in response to the difficult operating environment of 2008,” said TRX President & CEO Trip Davis. “We anticipate that the challenging conditions in the travel industry both in the U.S. and globally will continue to affect our revenue for the remainder of 2008 and in 2009. As announced previously, we anticipate that transitions with two clients that have large customized installations, Citibank and Expedia, will position us to focus on being a more nimble and scalable hosted travel technology and data services leader for a broader client base in 2009 and beyond.”

TRX revised its guidance for 2008, inclusive of the $4.5 million DATATRAX license sale referred to above, to:

•	Adjusted revenues of $89 to $92 million, of which $20 to $23 million is from data reporting.
•	Adjusted EBITDA of $8 to $10 million.
•	Capital expenditures of $7 million.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenue, Adjusted Data Reporting Revenue, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenue and Adjusted Data Reporting Revenue consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net (loss) income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenue, Adjusted Data Reporting Revenue, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenue, EBITDA and Adjusted EBITDA to GAAP net (loss) income are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Friday, November 14 at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software. Dial-in information for the call is:

US Participants: (800) 723-6604

International Participants: (785) 830-7977

Participant Passcode: 7207949

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX (www.trx.com) is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES:
Transaction processing	$16,053	$17,101	$50,250	$53,359
Data reporting	3,507	4,103	28,729	17,585

Transaction and other revenues	19,560	21,204	78,979	70,944
Client reimbursements	347	1,327	621	2,062

Total revenues	19,907	22,531	79,600	73,006

EXPENSES:
Operating	12,127	14,270	39,527	42,827
Selling, general and administrative	3,576	4,517	12,811	13,376
Technology development	3,012	3,453	10,606	10,076
Client reimbursements	347	1,327	621	2,062
Depreciation and amortization	2,742	2,862	8,047	8,482

Total expenses	21,804	26,429	71,612	76,823

OPERATING (LOSS) INCOME	(1,897)	(3,898)	7,988	(3,817)

INTEREST (EXPENSE) INCOME:
Interest income	30	74	97	310
Interest expense	(123)	(124)	(348)	(423)

Total interest (expense) income, net	(93)	(50)	(251)	(113)

(LOSS) INCOME BEFORE INCOME TAXES	(1,990)	(3,948)	7,737	(3,930)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	86	(51)	86	(51)

NET (LOSS) INCOME	$(2,076)	$(3,897)	$7,651	$(3,879)

Net (Loss) Income per Share
Basic and diluted	$(0.11)	$(0.21)	$0.42	$(0.21)

Weighted Average Shares Outstanding
Basic and diluted	18,362	18,293	18,340	18,262

Other Data:
Adjusted revenues	$19,560	$24,232	$72,474	$73,972
Adjusted EBITDA	$968	$2,223	$9,884	$8,377
Adjusted data reporting revenues	$3,507	$7,131	$22,224	$20,613
Capital expenditures	$944	$2,968	$5,431	$6,354
Transaction processing volumes	20,055	21,065	66,912	66,074

	As of September 30, 2008	As of December 31, 2007
Consolidated Balance Sheet Data:
Cash and cash equivalents	$11,372	$8,879
Total shareholders' equity	44,974	37,019

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Transaction and other revenues	$19,560	$21,204	$78,979	$70,944
Deferred data reporting revenues (1)	—	3,028	(6,505)	3,028

Adjusted revenues	19,560	24,232	72,474	73,972

Net (loss) income	(2,076)	(3,897)	7,651	(3,879)
Depreciation and amortization	2,742	2,862	8,047	8,482
Interest expense, net	93	50	251	113
Provision for (Benefit from) income taxes	86	(51)	86	(51)

EBITDA	845	(1,036)	16,035	4,665
Stock compensation expense	123	231	354	684
Deferred data reporting revenues (1)	0	3,028	(6,505)	3,028

Adjusted EBITDA	$968	$2,223	$9,884	$8,377

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Data reporting revenues	$3,507	$4,103	$28,729	$17,585
Deferred data reporting revenues (1)	—	3,028	(6,505)	3,028

Adjusted data reporting revenues	$3,507	$7,131	$22,224	$20,613

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.